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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


June 24, 2002

Dear Sir or Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the consolidated financial statements of this registrant for the fiscal years ended February 3, 2001 and January 29, 2000. The engagement partner is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 24, 2002 of Dairy Mart Convenience Stores, Inc. to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

Very truly yours,


/s/  Arthur Andersen LLP
------------------------
Arthur Andersen LLP

cc:  Gregg R. Budoi
     Vice President and Chief Financial Officer
     Dairy Mart Convenience Stores, Inc.




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